As filed with the Securities and Exchange Commission on April ____, 2004.

                                                       Registration No.- _______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                            SK REALTY VENTURES, INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)

           Nevada                             6531                 76-0747086
 ----------------------------     ----------------------------  ----------------
 (State or other jurisdiction     (Primary Standard Industrial  (I.R.S. Employee
of incorporation or organization)  Classification Code Number)   Identification
                                                                      Number)

                                 --------------

                               585 Stewart Avenue
                                    Suite 760
                              Garden City, NY 11530
                                 (516) 683-1254

   (Address and telephone number of Registrant's principal executive offices)

                                 Richard Miller
                             Chief Executive Officer
                            SK Realty Ventures, Inc.
                               585 Stewart Avenue
                                    Suite 760
                              Garden City, NY 11530
                                 (516) 683-1254
                                 --------------

                                   Copies to:
                               Paul Goodman, Esq.
                              420 Lexington Avenue
                            New York, New York 10170
                                 (212) 661-6800

           (Name, address, and telephone number of agent for service)

                                -----------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 --------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                            Maximum Amount      Proposed Maximum      Proposed Maximum
Title of Securities              to be              Offering             Aggregate             Amount of
To be Registered:             Registered         Price Per Share       Offering Price      Registration Fee:
                                (1)(2):               (3):
-------------------------------------------------------------------------------------------------------------
Common Stock, Par Value,
$0.0001 share                  2,050,240             $0.10              $205,240.00              $26.04
-------------------------------------------------------------------------------------------------------------

(1)   Includes 2,050,240 shares of common stock sold by selling shareholders.

(2) Also includes an indeterminate number of shares of common stock which may be issued with respect to such shares by way of a stock dividend, stock split or similar transaction in accordance with Rule 416.

                                 --------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission on Form SB-2. These securities may not be sold nor may an offer to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED APRIL 21, 2004

                        2,050,240 SHARES OF COMMON STOCK
                            SK REALTY VENTURES, INC.

                                   -----------

      There is currently no public market for our common stock and our common is not currently traded. Upon this Offering being declared effective, we intend on seeking to have our common stock listed for quotation on the Over-The-Counter Bulletin Board.

      This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to:

      2,050,240 shares of our common stock based on current market prices. The selling stockholders may sell common stock from time to time on the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

      We will receive no proceeds from the sale of our common stock by the selling stockholders identified in this prospectus.

      You should read this prospectus and any supplement carefully before you invest in our common stock. This prospectus may not be used to make sales of our common stock unless accompanied by a prospectus supplement. Investing in our common stock involves risks. See, "Risk Factors" beginning on page 5.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is April 21 ,2004.

      The following table of contents has been designed to help you find important information contained in this prospectus.

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

Prospectus Summary........................................................... 5
Risk Factors ................................................................ 7
Information on Selling Stockholders..........................................11
The Company..................................................................24
Facilities...................................................................27
Litigation...................................................................27
Management's Discussion and Analysis.........................................28
Directors, Executive Officers, Promoters and Control Persons.................29
Executive Compensation.......................................................30
Summary Compensation Table...................................................30
Option Grants in 2003........................................................30
Security Ownership of Certain Beneficial Owners and Management...............31
Market for Registrant's Common Equity and Related Stockholder Matters........32
Description of Securities....................................................32
Legal Matters................................................................33
Experts......................................................................33
Where To Find Additional Information ........................................33
Index to Financial Information...............................................F-1

                               PROSPECTUS SUMMARY

      This prospectus summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. For a more complete description of this offering, you should read this entire prospectus as well as the additional documents we refer to under the heading "Where To Find Additional Information."

OUR COMPANY

      Founded in 2003, we are in the business of purchasing tax lien certificates and tax deeds from municipalities and either realizing a substantial gain upon the redemption of the tax lien certificate by the owner of the underlying property or foreclosing on the property. Since our inception, we have acquired two properties in Reading, Pennsylvania via this method. Tax lien certificates and tax deeds are sold at auction by taxing jurisdictions as a method to collect delinquent real estate taxes. Once the tax lien certificate is issued by the jurisdiction, it becomes a first lien against the real estate property and depending upon the jurisdiction, the owner of the property has a statutorily fixed period of time to pay the delinquent real estate taxes plus penalties and interest to the tax lien certificate holder. If the delinquent real estate taxes plus penalties and interest is not paid during such period of time, in most jurisdictions, the property is then transferred to the tax lien certificate in a form of foreclosure action. Our plan is to buy tax lien certificates in a number of jurisdictions.

      Our principal executive offices are located 585 Stewart Avenue; Suite 760, Garden City, NY 11530, and our telephone is (516) 683-1254.

                        SUMMARY FINANCIAL AND OTHER DATA

      The summary financial information has been extracted from the financial statements found at the back of this prospectus

December 31, 2003

Consolidated Balance Sheet Data:
     Total assets ...........................................       $    37,250
      Total liabilities .....................................                 0
     Stockholders equity ....................................       $    37,250

Consolidated Statement of
Operations and Other Comprehensive Loss

     Total revenues .........................................       $         0
     Total operating expenses ...............................            50,300
     Change in marketable securities valuation ..............            11,250
     Total Loss .............................................            61,550
     Loss per share .........................................       ($     0.01)
     Shares used in per share computations ..................         4,990,355

                                  RISK FACTORS

BECAUSE WE HAVE A LIMITED HISTORY OF OPERATIONS WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us.

OUR BUSINESS REQUIRES SIGNIFICANT EXPENDITURES WHICH WE MUST PAY BEFORE REALIZING ANY REVENUES.

The development of our business and the purchase of properties at tax sale auctions and tax lien certificates requires significant expenditures which are incurred before any revenue is recognized. We will continue to incur significant expenditures in connection with the acquisition of tax lien certificates. We cannot assure you that any required additional financing will be available to us or that any additional financing will not materially dilute the ownership of our shareholders.

THE NATURE OF OUR BUSINESS MAY MAKE PROJECTING FUTURE REVENUES DIFFICULT

Once a Company has acquired a tax lien certificate, the Company will not know when or if it will be redeemed by the owner of the underlying property. Property owners may almost immediately redeem the certificate, may redeem the certificate at some other time prior to the expiration of the statutory redemption period or may allow the property to be foreclosed. In the event that the tax lien certificate is not redeemed, and the property is foreclosed or a property is bought in a tax sale auction, the Company will not be able to predict how quickly it may be rented or sold. Additionally, if the Company purchases a property in a tax lien sale, we will not know how quickly it may be rented or sold.

DEPENDENCE ON KEY PERSONNEL.

Our performance is substantially dependent on the continued services and on the performance of our executive officers and other key employees, many of whom have worked together for only a short period of time. Particularly in light of our relatively early stage of development, we are dependent on retaining and motivating highly qualified personnel, especially our senior management. We do not have "key person" life insurance policies on any of our executive officers. The loss of the services of any of our executive officers or other key employees could have a material adverse effect on our business, results of operations or financial condition. See "Management."

NO CURRENT PUBLIC MARKET FOR STOCK

Prior to this Offering, no public trading market existed for the Company's securities. There can be no assurance that a public trading market for the Company's common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. Although the Company intends to become eligible for quotation on the Over the Counter Bulletin Board through having a registered broker dealer submit a Form 15c211 with the National Association of Securities Dealers, there can be no assurance as to when the Company's common stock will be declared eligible for quotation on the OTCBB. In addition, while the Company's common stock may be eligible for quotation on the "Pink Sheets", the Company does not intend on pursuing having its common stock listed for quotation on the Pink Sheets. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTCBB and as a result, an investor may find it difficult to dispose of any Shares purchased hereunder.

Furthermore, when and if the Company's common stock is eligible for quotation on the OTCBB, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares and an investor may find it difficult to dispose of any Shares purchased hereunder.

OTC BULLETIN BOARD LISTING REQUIREMENTS

The Company expects to complete this registration of its Common Stock and to file the appropriate form to become a fully reporting Company under the Securities Exchange Act of 1934, as amended. Under the new rules for continued listing on the Bulletin Board, companies are required to become fully reporting. Although the Company intends to complete all required filings on a timely basis, there can be no assurance that the Company will not be de-listed from the Bulletin Board. If de-listed, the market will almost certainly reflect a depressive affect on the price of the Company's Common Stock.

RISK OF LOW PRICED STOCK; PENNY STOCK REGULATIONS

Based upon the anticipated price of the Company's Common Stock on the OTC Bulletin Board, the Company may be subject to Rule 15g-9 under the Exchange Act which imposes additional sales practice requirements on broker-dealers which sell securities to persons other than established customers and "accredited investors." For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received a purchasers written consent to the transaction prior to sale. Consequently, the Rule may adversely affect the ability of the broker-dealers to sell the Company's securities and may affect the ability of the purchasers in this Offering to sell any of the securities acquired hereby in the secondary market.

The Commission adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share, subject to certain exceptions. Since the Company's securities may be subject to the existing rules on penny stock, the market liquidity for the Company's securities could be severely adversely affected.

GOVERNMENTAL REGULATION

The Company will be subject to applicable provisions of federal and state securities laws and to regulations specifically governing the real estate industry. The operations of the Company will also be subject to regulations normally incident to business operations (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations). Although the Company will make every effort to comply with applicable regulations, it can provide no assurance of its ability to do so, nor can it predict the effect of these regulations on its proposed activities.

NO PROCEEDS FROM THIS OFFERING

We are registering shares of common stock offered by this prospectus to satisfy our contractual obligation to the investors. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders under this prospectus.

NO ASSURANCE OF COMMERCIAL SUCCESS

The Company competes in the highly competitive market for real estate and tax lien certificates and foreclosure. The Company currently has limited financial, personnel and other resources to undertake the extensive activities that will be necessary to execute its business plan. There is no assurance that the Company will be able to formalize expanded marketing arrangements or that its marketing efforts will result in substantial additional revenues. See "Business".

NO DIVIDENDS

The Company does not currently intend to pay cash dividends on its common stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business.

LIMITED LIABILITY OF MANAGEMENT

The Company has adopted provisions in its Articles of Incorporation which limit the liability of its Officers and Directors and provisions in its by-laws which provide for indemnification by the Company of its Officers and Directors to the full extent permitted by Nevada corporate law. The Company's Articles of Incorporation generally provide that its directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold directors liable for breaches of fiduciary duty.

CONTROL OF COMPANY BY PRESENT MAJORITY SHAREHOLDER AFTER OFFERING.

After completion of this Offering, the present majority stockholder of the Company will own 89% of the shares then issued and outstanding, assuming that the maximum number of shares offered hereunder are purchased, and assuming that the present majority stockholder purchases none of the shares offered hereunder. In the event that less than the maximum number of shares offered hereunder are purchased, the percentage of the shares then issued and outstanding. Accordingly, the present majority stockholder of the Company will be in a position to elect all of the directors of the Company and control its policies.

FORWARD LOOKING STATEMENTS

      The statements we make in this prospectus that are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "believes," "estimates," "projects" or similar expressions are intended to identify these forward-looking statements. These statements are subject to risks and uncertainties beyond our reasonable control that could cause our actual business and results of operations to differ materially from those reflected in our forward-looking statements. The safe harbor provisions provided in the Securities Litigation Reform Act do not apply to forward-looking statements we make in this prospectus.

      Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on trends, which we anticipate in our industry and our good faith estimate of the effect on these trends of such factors as industry capacity, product demand and product pricing. In addition, our forward-looking statements are subject to our ability to reverse the current negative trend in our financial results.

      The inclusion of projections and other forward-looking statements should not be regarded as a representation by us or any other person that we will realize our projections or that any of our forward-looking statements contained in this prospectus will prove to be accurate. We will not update any forward-looking statements other than as required by law.

PLAN OF DISTRIBUTION

      The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

      o on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

      o     in privately-negotiated transactions;

      o     through the writing of options on the shares;

      o     short sales; or

      o     any combination thereof.

      The sale price to the public may be:

      o     the market price prevailing at the time of sale;

      o     a price related to such prevailing market price;

      o     at negotiated prices; or

      o such other price as the selling stockholders determine from time to time.

      The shares may also be sold pursuant to Rule 144 or Regulation S. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

      The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

USE OF PROCEEDS

      We are registering shares of common stock offered by this prospectus to satisfy our contractual obligation to the investors. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders under this prospectus.

INFORMATION ON SELLING STOCKHOLDERS

      The following table includes certain information with respect to the selling stockholders as of March 31, 2004. The selling stockholders are not registered broker-dealers or affiliates of any registered broker-dealers.

                                                   Beneficial                             Approximate
                                                  Ownership of     Maximum Number of     Percentage of
                                                  Common Stock      Shares of Common    Common Stock to
                                                  Prior to the     Stock Offered for     be Owned After
Name                                                Offering          Sale Hereby           Offering
-----                                             ------------     -----------------     --------------
AAMPRO GROUP, INC                                    100,000            100,000                  0%

PAUL GOODMAN                                          50,000             50,000                  0%

MILTON MILLER                                        280,000            280,000                  0%

JERALD HAWK                                          275,000            275,000                  0%

BARRY HAWK                                           250,000            250,000                  0%

STUART DAVIS                                         250,000            250,000                  0%

ROBERT DAVIS                                         275,000            275,000                  0%

CONGREGATION EITZ CHAYIM                              10,144             10,000                  0%

STEVE ZEITCHICK                                      150,000            150,000                  0%

YESHIVA UNIVERSITY                                    10,000             10,000                  0%

GWEN SIMON                                           300,000            300,000                  0%

BONNIE ABER                                               30                  0                  0%

LARRY ABRAMS                                               1                  0                  0%

ALAN ADELSON & ELLEN ADELSON                               3                  0                  0%

943518 ALBERTA LTD.                                      250                  0                  0%

DOMINIC ALBO, JR                                           1                  0                  0%

JOE ALLEN                                                  1                  0                  0%

JAMES ALLEY                                                1                  0                  0%

VALARIE ALTER                                              1                  0                  0%

AMSTAFF, INC.                                            432                  0                  0%

ROGER ARNEBURGH                                            1                  0                  0%

ASHIR BAH LLC                                            900                  0                  0%

RONALD ATTEBURY                                            1                  0                  0%

LORA BARKER CUST. MARTIN BARKER UGMA                       1                  0                  0%

ROY BARKER                                                 1                  0                  0%

                                                   Beneficial                             Approximate
                                                  Ownership of     Maximum Number of     Percentage of
                                                  Common Stock      Shares of Common    Common Stock to
                                                  Prior to the     Stock Offered for     be Owned After
Name                                                Offering          Sale Hereby           Offering
-----                                             ------------     -----------------     --------------
RUTH BARKER                                                1                  0                  0%

ROBERT BARRET                                              1                  0                  0%

J BARRY ROBB PROFIT SHARING TRUST                          1                  0                  0%

OWEN BARTLETT & JENINE A. BARTLETT                         1                  0                  0%

BASIC INVESTORS INC.                                      60                  0                  0%

CATHERINE BATEY                                            1                  0                  0%

BRENT BECK                                                 1                  0                  0%

VERN BELAUSTEQUI & VELMA BELAUSTEQUI, JT. TEN              1                  0                  0%

RICHARD BENNETT                                            1                  0                  0%

FRANK BEBEREA                                              1                  0                  0%

JOSEPH BERGESON                                            2                  0                  0%

JACK BERRETT & BARBARA BERRETT JT. TEN                     1                  0                  0%

MERGE BERRET                                               1                  0                  0%

WILLIAM BEYER & SHIRLEY BEYER, JT. TEN                     1                  0                  0%

SAM BIDA & NEVA BIDA, JT. TEN                              1                  0                  0%

BIG VALLEY LAND & CASTLE CO                                1                  0                  0%

RUSSELL M BILLINGS                                         1                  0                  0%

BILLION STAR ASIA LTD                                     45                  0                  0%

PHILIP REED BLOMQUIST                                      1                  0                  0%

NICK BOYER                                                 1                  0                  0%

MELVIN BRIGGS                                              1                  0                  0%

DEAN BRISTOW                                               1                  0                  0%

BRUCE BROCKBANK                                            1                  0                  0%

RAY BRODERICK & PAULA BRODERICK JT TEN                     1                  0                  0%

BRONCO                                                     1                  0                  0%

MARTY BROOKS                                               1                  0                  0%

                                                   Beneficial                             Approximate
                                                  Ownership of     Maximum Number of     Percentage of
                                                  Common Stock      Shares of Common    Common Stock to
                                                  Prior to the     Stock Offered for     be Owned After
Name                                                Offering          Sale Hereby           Offering
-----                                             ------------     -----------------     --------------
LEONARD BROWN                                              1                  0                  0%

DAVID BROWN                                                1                  0                  0%

PATRICIA A BUNDERSON                                       1                  0                  0%

CHARLES W BURNS                                            1                  0                  0%

C & B MARKETING                                            1                  0                  0%

JAMES CAGALA & NICOLE CAGALA JT TEN                        1                  0                  0%

ELLIOTT CAPLAN                                           150                  0                  0%

KENNETH R CARDON                                           1                  0                  0%

DOUGLAS A CASPER                                           1                  0                  0%

LUCKY N CATON                                              1                  0                  0%

CDA INVESTMENT                                             1                  0                  0%

CEDE & CO THE DEPOSITORY TR & CLEARING CO             28,015                  0                  0%

BYUNG CHUL CHA                                            12                  0                  0%

CHABAD OF GREAT NECK                                     120                  0                  0%

M R CHALFANT                                               1                  0                  0%

LUAYNE C CHATHAM                                           1                  0                  0%

RUTH CHILOS                                                1                  0                  0%

DEOG SUNG CHO                                             12                  0                  0%

BYENG CHANG CHOI                                           3                  0                  0%

JIN MOOK CHOI                                             11                  0                  0%

KATHY CHRISTENSEN                                          1                  0                  0%

LEE CHRITCHFIELD                                           1                  0                  0%

JOHN A CIMINSKI & DAVID ALTON BURNETTE JT TEN              1                  0                  0%

GERALD T CLOSE                                             1                  0                  0%

SHERMAN L CLOWARD PENSION & PROFIT SHARING TRUST           1                  0                  0%

EARL COCHRAN                                               1                  0                  0%

CONTINENTAL AMERICAN RESOURCES INC                         1                  0                  0%

                                                   Beneficial                             Approximate
                                                  Ownership of     Maximum Number of     Percentage of
                                                  Common Stock      Shares of Common    Common Stock to
                                                  Prior to the     Stock Offered for     be Owned After
Name                                                Offering          Sale Hereby           Offering
-----                                             ------------     -----------------     --------------
ROBERT COOMBS                                              1                  0                  0%

JACK G CORNETT JR & BECKY L CORNETT JT TEN                 1                  0                  0%

CORPORATE SERVICES GROUP LLC                             420                  0                  0%

COVEY & COMPANY, INC                                       1

MARVIN R COX                                               1                  0                  0%

CROSS CAPITAL FUND LLC                                 5,383                  0                  0%

WILLIAM R CUMMINGS & FAITH B CUMMINGS JT TEN               1                  0                  0%

TERRI LYNN CURTIS & JOHN WILLIAM CURTIS JT TEN             1                  0                  0%

MICHAEL CURTIS                                             1                  0                  0%

CYBER-CARE INC                                            29                  0                  0%

PATRICIA DEBOARD                                           1                  0                  0%

MAZIE DESANTO & DIANE BAKKE JT TEN                         1                  0                  0%

DOUGLAS DIMICK                                            51                  0                  0%

HOWARD A DIXON                                             1                  0                  0%
KENNETH C DIXON                                            1                  0                  0%

DONG AH FLOUR MILLING CO LTD                               5                  0                  0%
DAVID DORTON                                               1                  0                  0%

LEONARD E DRIGGS                                           1                  0                  0%

CLIFF F DUNSTON                                            1                  0                  0%

ALICE EARHEART                                             1                  0                  0%

CHARLES EDELEN                                             1                  0                  0%

MARTHA EENKHOORN                                           1                  0                  0%

JACK EKINS                                                 1                  0                  0%

JOHN P EKINS                                               1                  0                  0%

MIKE ELROD                                                 1                  0                  0%

E O M                                                      1                  0                  0%

MICHAEL ESPLIN & CRAIG SNYDER JT TEN                       1                  0                  0%

                                                   Beneficial                             Approximate
                                                  Ownership of     Maximum Number of     Percentage of
                                                  Common Stock      Shares of Common    Common Stock to
                                                  Prior to the     Stock Offered for     be Owned After
Name                                                Offering          Sale Hereby           Offering
-----                                             ------------     -----------------     --------------
EDWIN FANKHAUSER                                           1                  0                  0%

STEPHEN L FARKAS                                      58,093                  0                  0%

RON FIFE                                                   1                  0                  0%

DAVID J FINCH & MELISSA K FINCH JT TEN                     1                  0                  0%

STEVEN K FLENTJE                                           1                  0                  0%

JON J FLETCHER                                             1                  0                  0%

CHARLES H FOOTE                                            1                  0                  0%

DAVID FOUTCH                                               1                  0                  0%

SHERMAN D GARDNER                                          1                  0                  0%

PETER GARFF CUST FBO MATTHEW & LISA GARFF UNDER            1                  0                  0%
THE UT\UGMA

JAMES D GARRETSON                                          1                  0                  0%

LAWRENCE M GIBNEY                                          1                  0                  0%

KERRY GIOVANINI & ANDY WELCH JT TEN                        5                  0                  0%

GLEN G GREEN & BETTY S GREEN JT TEN                        1                  0                  0%

GLENNA GREY                                                1                  0                  0%

DONNA GYORFI                                              30                  0                  0%

HAIG HAGIHARA                                              1                  0                  0%

DON HANN                                                 450                  0                  0%

R KELLY HARRIS                                             1                  0                  0%

CLIFFORD JOHN HARRISON                                     1                  0                  0%

HERMAN K HATCH                                             1                  0                  0%

MICHAEL HAYES                                              1                  0                  0%

BRENT HAYWOOD                                              1                  0                  0%

E J HAYWOOD                                                1                  0                  0%

JAMES P HENDRIX                                            1                  0                  0%

TED W HILLSTEAD                                            1                  0                  0%

JERALD D HOLYOAK & ANNE W HOLYOAK JT TEN                   1                  0                  0%

                                                   Beneficial                             Approximate
                                                  Ownership of     Maximum Number of     Percentage of
                                                  Common Stock      Shares of Common    Common Stock to
                                                  Prior to the     Stock Offered for     be Owned After
Name                                                Offering          Sale Hereby           Offering
-----                                             ------------     -----------------     --------------
CHAD HOOPES                                                1                  0                  0%

EDITH COLES HORNVNG                                        1                  0                  0%

BEVERLY HORTON                                             6                  0                  0%

WILLIAM HOUSTON                                            1                  0                  0%

THOMAS M HUGHES & THOMAS A HUGHES JT TEN                   1                  0                  0%

DAE SEOG HWANG                                            12                  0                  0%

IRENE V INGEGNERI & JOE S INGEGNERI JT TEN                80                  0                  0%

JAUSSI ENTERPRISES                                         1                  0                  0%

JERRY A JEFFS & KAY JEFFS JT TEN                           1                  0                  0%

RAYMOND E JESSOP CHARITABLE REMAINDER UNIT TRUST           1                  0                  0%
DTD 12-28-93

HUGH JOHNSON                                               1                  0                  0%

LLYOD JOHNSON & MARJORIE JOHNSON JT TEN                    1                  0                  0%

GAIL JONES                                                 1                  0                  0%

MILT JONES                                                 1                  0                  0%

BARRY L KAHN                                               1                  0                  0%

JOSEPH A KATZ & SENIA G KATZ JT TEN                        1                  0                  0%

MARTIN I KATZ                                              1                  0                  0%

SYLVIA KAUFMAN                                             1                  0                  0%

KIM KEENE                                                 60                  0                  0%

KARL KENDALL                                               1                  0                  0%

KEARN KENDALL                                              1                  0                  0%

YOUNG HO KIM                                              11                  0                  0%

YOUNG HAK KIM                                              6                  0                  0%

FRANKLIN KIMBALL                                           1                  0                  0%

H W KIRKENDALL & DAWN KIRKENDALL JT TEN                    1                  0                  0%

BEN KOLMAN                                                 1                  0                  0%

                                                   Beneficial                             Approximate
                                                  Ownership of     Maximum Number of     Percentage of
                                                  Common Stock      Shares of Common    Common Stock to
                                                  Prior to the     Stock Offered for     be Owned After
Name                                                Offering          Sale Hereby           Offering
-----                                             ------------     -----------------     --------------
KOREA FLOUR MILLING CO                                     5                  0                  0%
LTD

ELIZABETH KOZIC                                           30                  0                  0%

GEORGE L KUSIC & ALEXANDRA B KUSIC JT TEN                  1                  0                  0%

SEUNG HO KWAK                                             21                  0                  0%

JI HO KWAK                                                14                  0                  0%

RICHARD LAMB                                               1                  0                  0%

LAVERNE LAMBSON                                            1                  0                  0%

RICHARD B LANDY                                          200                  0                  0%

DAVID GRANT LANE                                           1                  0                  0%

DUSTY LANE & KAREN LANE JT TEN                             1                  0                  0%

GRANT LANE                                                 1                  0                  0%

JERRY LANE                                                 1                  0                  0%

SCOTT LANE                                                 1                  0                  0%

TROY LANE                                                  1                  0                  0%

DAVID L LANGE                                              1                  0                  0%

EMMITT A LARKIN COMPANY INC                                1                  0                  0%

F CALL LAW                                                 1                  0                  0%

JAEIL LEE                                                 14                  0                  0%

HISANG LEE                                                 5                  0                  0%

KANG KIK LEE                                              12                  0                  0%

JIN CHUL LEE                                              12                  0                  0%

LIVERPOOL HOLDING                                          8                  0                  0%

LARRY LLOYD                                                1                  0                  0%

ELMER LOAN & KATHERINE LOAN JT TEN                         1                  0                  0%

MICHAEL L LOAN                                             1                  0                  0%

JAY P MACKENZIE                                            1                  0                  0%

LUCILLE H MACKENZIE                                        1                  0                  0%

MICHAEL B MACKENZIE                                        1                  0                  0%

                                                   Beneficial                             Approximate
                                                  Ownership of     Maximum Number of     Percentage of
                                                  Common Stock      Shares of Common    Common Stock to
                                                  Prior to the     Stock Offered for     be Owned After
Name                                                Offering          Sale Hereby           Offering
-----                                             ------------     -----------------     --------------
NANNETTE G MACKENZIE                                       1                  0                  0%

ROLON MADSEN & RAMONA MADSEN JT TEN                        1                  0                  0%

JOE P MAHONEY                                             30                  0                  0%

PETER MARKUS                                             180                  0                  0%

GERALD MAXWARE                                             1                  0                  0%

LISA MAYER                                               450                  0                  0%

EDWIN G MCCLELLAN                                          1                  0                  0%

MCDERMIND ST LAWRENCE SECURITIES LTD                       1                  0                  0%

BYRON T MCGREGOR & JAY L MCGREGOR JT TEN                   1                  0                  0%

JAMES A MCMAHON                                            1                  0                  0%

ED MELILLO                                                30                  0                  0%

MIDI INCORPORATED                                          1                  0                  0%

MARVIN MILLS                                               1                  0                  0%

DONALD M MLACKER                                           1                  0                  0%

GARY K MLACKER                                             1                  0                  0%

MOTOR CARS OF SOUTH FLORIDA                                1                  0                  0%

DIAN MOUSER                                                1                  0                  0%

VIRGINIA E MUIR                                            1                  0                  0%

JEFF NEARY                                                 1                  0                  0%

CARL C NELSON                                              1                  0                  0%

CHRISTINE NELSON                                           1                  0                  0%

DAVID C NELSON                                             1                  0                  0%

NELSON DECORATION CENTER                                   1                  0                  0%

KENT B NELSON                                              1                  0                  0%

LARRY NEWMAN                                               1                  0                  0%

JOHN M NOLAN                                               1                  0                  0%

G JESSE OAKEY                                              1                  0                  0%

MYUNG KEUN OH                                              8                  0                  0%

                                                   Beneficial                             Approximate
                                                  Ownership of     Maximum Number of     Percentage of
                                                  Common Stock      Shares of Common    Common Stock to
                                                  Prior to the     Stock Offered for     be Owned After
Name                                                Offering          Sale Hereby           Offering
-----                                             ------------     -----------------     --------------
OHR LAYEHUDIM INC                                        100                  0                  0%

LAURA OLSON                                               14                  0                  0%

OPI PRODUCTS INC PROFIT SHARING PLAN                       3                  0                  0%

PALKOWSKI & CO                                             1                  0                  0%

DAVID PARKER                                               1                  0                  0%

ROBERT PARSONS                                             1                  0                  0%
ROGER PELLUM                                               1                  0                  0%

TIM PERRY                                                  1                  0                  0%

RAY PETERSON                                               1                  0                  0%

GERALDINE PEZELY                                           1                  0                  0%

NEIL R PHELPS JR                                           1                  0                  0%

LORNA H PIERCE                                             1                  0                  0%

RUSSELL V ST PIERRE                                        1                  0                  0%

VENITA L POWERS                                            6                  0                  0%

ROBERT C RAHMLOW & BEATRICE S RAHMLOW JT TEN               2                  0                  0%

D MICHAEL REES & JANET REES JT TEN                         1                  0                  0%

JANET REES                                                 1                  0                  0%

DAVID A REEVE                                              1                  0                  0%

HOWARD T REID                                              1                  0                  0%

BONNIE REYNOLDS                                            1                  0                  0%

DON B RILEY & V LORRAINE RILEY JT TEN                      1                  0                  0%

ROGER L RIMER & JOHN R BAILEY JR TEN COM                   1

RJB CONSULTING INC                                       502                  0                  0%

JAMES S ROBB & MARY L ROBB JT TEN                          1                  0                  0%

ROBERT L ROBB & SUSAN L ROBB JT TEN                        1                  0                  0%

ARTHUR ROBBINS                                             1                  0                  0%

REBECCA ROBBINS                                            1                  0                  0%

                                                   Beneficial                             Approximate
                                                  Ownership of     Maximum Number of     Percentage of
                                                  Common Stock      Shares of Common    Common Stock to
                                                  Prior to the     Stock Offered for     be Owned After
Name                                                Offering          Sale Hereby           Offering
-----                                             ------------     -----------------     --------------
THOMAS A ROBERTS                                           1                  0                  0%

JAMES L ROBERTSON                                          1                  0                  0%

ROCKETS RED GLARE INC                                      1                  0                  0%

W L ROSS                                                   1                  0                  0%

DANIEL K RYU                                              21                  0                  0%

CHUL HYUNG RYU                                            22                  0                  0%

MARTYN SALUSSO                                             1                  0                  0%

JOHN SAMONS                                              450                  0                  0%

SAN PEDRO SECURITIES                                       1                  0                  0%

REX SANDERS & JONI SANDERS JT TEN                          1                  0                  0%

S B INVESTMENT COMPANY                                     1                  0                  0%

H STEVEN SCHEIDELL                                         1                  0                  0%

FRED W SCHMIDT TR DTD 03\13\30                             2                  0                  0%

THOM SCHNEIDT                                              1                  0                  0%

SHAUNNA SCHOFIELD                                          1                  0                  0%

A W SCOTT JR PROFIT SHARING FUND AND TRUST                 1                  0                  0%
AGREEMENT

TEONG SOO SHIN                                             3                  0                  0%

SEOK JOO SIM                                              14                  0                  0%

IRVIN SKIBELL                                              1                  0                  0%

GEORGE S SMITH                                             1                  0                  0%

HAROLD EGBERT SMITH & CAROLYN A SMITH JT TEN               1                  0                  0%

SCOTT H SMITH                                              1                  0                  0%

CRAIG SNYDER                                               1                  0                  0%

JAMES SNYDER                                               1                  0                  0%

JOHN F SNYDER                                              1                  0                  0%

ROBERT P SNYDER                                            1                  0                  0%

LAWRENCE SOLOMON                                           3                  0                  0%

MANUS R SPANIER & ANN H SPANIER JT TEN                     1                  0                  0%

                                                   Beneficial                             Approximate
                                                  Ownership of     Maximum Number of     Percentage of
                                                  Common Stock      Shares of Common    Common Stock to
                                                  Prior to the     Stock Offered for     be Owned After
Name                                                Offering          Sale Hereby           Offering
-----                                             ------------     -----------------     --------------
SPEAR LEEDS & KELLOG                                       1                  0                  0%

ALAN SPORN                                               875                  0                  0%

OTTO H SPRENGER                                            1                  0                  0%

MARY R SQUIRES                                             1                  0                  0%

LINDA NANDEL STADT                                         1                  0                  0%

STATIS EQUITIES                                        1,500                  0                  0%

JENNIFER STEINERT                                          1                  0                  0%

J R STEPHENSON                                             1                  0                  0%

MARILYN STEVENS                                            1                  0                  0%

STRATEGICA GROUP INC                                       1                  0                  0%

PETER SZCZERBA                                           300                  0                  0%

N CARL TENNEY                                              1                  0                  0%

JOHN TENNEY                                                1                  0                  0%

E NICKIE THIESE                                            1                  0                  0%

DAVID THOMAS & CINDY THOMAS JT TEN                         1                  0                  0%

WILLIAM C THOMPSON                                         1                  0                  0%

GEORGE A THOMPSON                                          1                  0                  0%

VERNE R TILLESEN                                           1                  0                  0%

HOWARD TONER                                               8                  0                  0%

TRADE GROUP LIMITED                                       42                  0                  0%

ELVENA R TULLER                                            1                  0                  0%

LYNN TURNBOW                                               1                  0                  0%

FRED D TUTTLE                                              1                  0                  0%

STEPHEN UNTERBERG                                        150                  0                  0%

BLAKE VAN LEEUWEN                                          1                  0                  0%

BRAD VAN LEEUWEN                                           1                  0                  0%

CRAIG VAN LEEUWEN                                          1                  0                  0%

GEORGE H VAN LEEUWEN & SHIRLEY VAN LEEUWEN JT TEN          1                  0                  0%

ROBERT VARNEY                                              1                  0                  0%

                                                   Beneficial                             Approximate
                                                  Ownership of     Maximum Number of     Percentage of
                                                  Common Stock      Shares of Common    Common Stock to
                                                  Prior to the     Stock Offered for     be Owned After
Name                                                Offering          Sale Hereby           Offering
-----                                             ------------     -----------------     --------------
VENTURE PLANNING INC                                      60                  0                  0%

THOMAS R WADDELL                                           1                  0                  0%

CLEMONS F WALKER & MICHAEL MICKELAS JT TEN                 1                  0                  0%

W MACK WALKER                                              1                  0                  0%

GERALD WALTON                                              9                  0                  0%

DOUGLAS H WEBB & DEBORAH S WEBB JT TEN                     1                  0                  0%

WESCAP                                                     1                  0                  0%

DAVID C WEST                                               1                  0                  0%

HERSHAEL WEST                                              1                  0                  0%

PERRY WHITTINGTON & MARY S WHITTINGTON JT TEN              1                  0                  0%

JOANNE M WIDITZ                                           60                  0                  0%

LLOYD WILHELM                                              1                  0                  0%

JIM WILKENSON                                              1                  0                  0%

JAMES WILKINSON                                            1                  0                  0%

BETTY WILLIAMS                                             1                  0                  0%

RICHARD B WILLIAMS                                         1                  0                  0%

GENE WILLISON                                              1                  0                  0%

EDDIE MCCLELLAN TTEE TED A WINN SELF EMPLOYMENT            1                  0                  0%
PLAN

TED A WINN & LEONA L WINN JT TEN                           1                  0                  0%

JOHN J WITKOWSKI & CAROLYN A WITKOWSKI JT TEN              1                  0                  0%

WLR INVESTMENTS                                            1                  0                  0%

GARY WOJTKIEWICZ                                           1                  0                  0%

A R WOLDBERG                                               1                  0                  0%

CLIFFORD S WOLFSWINKEL                                     1                  0                  0%

DOROTHY HELEN YOUNG                                        1                  0                  0%

                            SK REALTY VENTURES, INC.

ORGANIZATION AND DEVELOPMENT

      The Company was organized in August, 2003, as a Nevada corporation. In August, 2003, the Company acquired its wholly-owned subsidiary, J. Adams Holdings, Inc., a Delaware corporation via the acquisition of all of the outstanding shares of J. Adams Holdings, Inc. The Company is a development stage company principally engaged in the business of purchasing real estate properties auctioned at tax sales and purchasing tax lien certificates from municipalities and other jurisdictions.

      Our principal executive offices are located 585 Stewart Avenue; Suite 760, Garden City, NY 11530, and our telephone is (516) 683-1254. We do not have a Web site.

BUSINESS

            Founded in 2003, we are in the business of purchasing real estate properties auctioned at tax sales and purchasing tax lien certificates from municipalities and either realizing a substantial gain upon the redemption of the tax lien certificate by the owner of the underlying property or sale properties acquired (after foreclosing on the property in the case of a unredeemed tax lien certificate. Since our inception, we have acquired two properties in Reading, Pennsylvania via purchase at a tax auction sale.

            Our plan is two fold. First, to purchase properties at tax sales and resell those properties for a capital gain. Second, to purchase tax lien certificates in a number of jurisdictions and realize income from holding them until they are redeemed by the owner of the underlying property or realize a capital gain by foreclosing on the property if the tax lien certificates are not redeemed

            Tax lien certificates are sold at auction by taxing jurisdictions as a method to collect delinquent real estate taxes. Once the tax lien certificate is issued by the jurisdiction, it becomes a first lien against the real estate property and depending upon the jurisdiction, the owner of the property has a statutorily fixed period of time to pay the delinquent real estate taxes plus penalties and/or interest to the tax lien certificate holder. If the delinquent real estate taxes plus penalties and interest is not paid during such period of time, in most jurisdictions, the property is then transferred to the tax lien certificate in a form of foreclosure action.

INDUSTRY OVERVIEW

      Municipalities, counties, school districts and other jurisdictions with the statutory right to collect real estate taxes often face delinquent tax payers. Since these jurisdictions have immediate need for the revenue expected from tax levies, the legislatures in many states have passed legislation which permit the taxing jurisdictions to either foreclose upon properties and sell them at auction or sell off the right to receive the delinquent taxes. By selling off the property or the right to receive the delinquent taxes, the jurisdiction is able to provide the cash flow needed for their operations. The method varies from state to state. Normally, taxing jurisdictions in states that provide for tax lien sales, sell off the right to receive the delinquent tax payments, at public auction, in the form of a tax lien certificates. In order to encourage the purchase of the tax lien certificates by investors, most state legislatures have provided certain incentives to the purchasers, including providing the holder of a tax lien certificate with a first lien against the underlying property, a lien that is superior to the lien of a mortgage holder. Additionally, the legislatures have provided that in order for the property owner to redeem the tax lien certificate, a financial penalty or interest rate must be paid. The amount of these penalties and permissible interest vary from state to state. Finally, most states provide that the holder of a tax lien certificate, in the event that the certificate is not redeemed within a fixed redemption period, can foreclose and take ownership of the property, in a summary or administrative proceeding.

      At least 25 states permit the sale of tax lien certificates by taxing jurisdictions. Each state's statutes provide for either a penalty which is added to the outstanding real estate amount or an interest rate to be applied to the outstanding amount. In addition, each state also prescribes the amount of time that the property owner has before the tax lien certificate holder may foreclose on the property. The table below contains a summary of the laws in various states which provide for tax lien certificates. The Company, from time to time, intends to do business in each of these states.

       ----------------------------------------------------------------------------------------------------
       Illinois                       18% penalty per six month period on non farm land and 12% penalty per six month period on farmland.

       ----------------------------------------------------------------------------------------------------
       Arizona                        16% interest- Redemption period is three to five years

       ----------------------------------------------------------------------------------------------------
       Colorado                       9% interest above the prime rate.

       ----------------------------------------------------------------------------------------------------
       Delaware                       15% Penalty - One year redemption.

       ----------------------------------------------------------------------------------------------------
       Florida                        18% penalty per annum.

       ----------------------------------------------------------------------------------------------------
       Georgia                        20% penalty - one year redemption period.

       ----------------------------------------------------------------------------------------------------
       Indiana                        10% penalty if redeemed during first six
                                      months - 15% penalty if redeemed during
                                      second six months - 25% after one year.

       ----------------------------------------------------------------------------------------------------
       Iowa                           2% per month - Redemption period is 3 years

       ----------------------------------------------------------------------------------------------------
       Mississippi                    1-1/2% interest per month until redeemed. Redemption period is 2 years.

       ----------------------------------------------------------------------------------------------------
       New Hampshire                  18% interest per year. Two year redemption period.

       ----------------------------------------------------------------------------------------------------
       New Jersey                     18% interest per year. Two year redemption period.

       ----------------------------------------------------------------------------------------------------
       Rhode Island                   10% penalty if redeemed anytime during first six months plus 1% for each month thereafter.  One year redemption period

       ----------------------------------------------------------------------------------------------------
       Vermont                        12% interest - One year redemption period.

       ----------------------------------------------------------------------------------------------------
       Washington D. C.               1% interest per month.

       ----------------------------------------------------------------------------------------------------
       Wyoming                        18% interest - Four year redemption period.
       ----------------------------------------------------------------------------------------------------

SALES AND MARKETING

OPERATIONS AND BUSINESS PLAN

      The Company will seek to purchase additional tax lien certificates at auction in various municipalities in various states. The Company will initially concentrate its efforts on purchasing properties and tax lien certificates in New Jersey and Pennsylvania. The Company has already placed substantial effort in creating a database which contains information about municipalities and other jurisdictions and their respective auction dates for properties and tax lien certificates. The Company will seek advanced lists of tax lien certificates to be offered at auction and will conduct due diligence to review the underlying properties, their condition and their potential resale or rental value.

      The Company will attend auction sales of properties and tax lien certificates on a regular basis and attempt to purchase tax lien certificates on desirable property at a discounted price. It has been the experience of management, that most tax lien certificates sell at auction for at least 90% of the amount of taxes outstanding and some tax lien certificates will sell for more than 100% of the amount of taxes outstanding.

      Once the Company has become the successful bidder for one or more properties, the Company will retain a broker to resell the property. Once the Company has become the successful bidder for one or more tax lien certificates, the Company will then manage the process of collection of the amount due under the tax lien certificates, including the statutory interest and penalties. In certain circumstances, when a tax lien certificate is not redeemed by a property owner within the statutory period, the Company will seek to acquire ownership of the property via a foreclosure proceeding. The foreclosure proceedings will vary from jurisdiction to jurisdiction. Upon foreclosure, the Company will either rent the property or place the property on the market for sale.

      Once a Company has acquired a tax lien certificate, the Company will not know when or if it will be redeemed by the owner of the underlying property. Property owners may almost immediately redeem the certificate, may redeem the certificate at some other time prior to the expiration of the statutory redemption period or may allow the property to be foreclosed. Once a property is foreclosed, the Company will not be able to predict how quickly it may be rented or sold. Therefore, the Company may have difficulty in predicting and maintaining cash flow.

      In order to provide adequate funding for the Company to purchase additional properties and tax lien certificates and to pay for operating expenses, the Company will need to either seek working capital in the form of loans or additional equity funding or will need to sell some or all of the properties it currently owns. There can be no assurance that the Company will be able to obtain loans or equity financing on terms agreeable to the Company and there can be no assurance that the Company will be able to sell the properties that it owns either on a timely basis or at a price agreeable to the Company.

      The Company current owns two properties in Reading, PA which were acquired at a tax sale auction. One of the properties is a three story brick building and was acquired for $8,892. The other property is a two story brick building and was acquired for $4,120. The Company intends to sell both properties.

COMPETITION

      There is strong competition for the purchase of properties and tax lien certificates, primarily in the form of local investors and investment groups located in or near the taxing jurisdictions. There are few competitors, if any, who operate on a national basis. The Company, as it expands its operations into additional states and jurisdictions expects strong competition for the purchase of specific tax lien certificates which may result in higher prices being paid by the Company for specific tax lien certificates.

GOVERNMENT REGULATION

      The purchase of tax lien certificates is regulated by statute in each state, as well as, local laws in jurisdictions. Once tax lien certificates are purchases, the Company will be subject to applicable laws and regulations regarding the collection of the outstanding amounts and the foreclosure of the property. The Company will be subject to applicable provisions of federal and state securities laws and to regulations specifically governing the real estate industry. The operations of the Company will also be subject to regulations normally incident o business operations (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations). Although the Company will make every effort to comply with applicable regulations, it can provide no assurance of its ability to do so, nor can it predict the effect of these regulations on its proposed activities.

PROPRIETARY RIGHTS

      We currently own no copyrights, trademarks, and other intellectual property rights as critical to our success except for trade secrets related to our business methodologies, practices and tools. To protect our rights in these various intellectual properties, we rely on a combination of trade secret protection and confidentiality agreements and other contractual arrangements with our employees, clients, strategic partners, acquisition targets and others to protect our proprietary rights. In addition, although we believe that our proprietary rights do not infringe on the intellectual property rights of others, there can be no assurance that other parties will not assert infringement claims against us.

EMPLOYEES

      As of March 31, 2004, we had two full time and part time employees and contractors.

FISCAL YEAR

      Our fiscal year is from January 1 to December 31 of each year.

FACILITIES

      Pursuant to an oral agreement, we utilize the offices of our President, at no cost to the Company. As we implement our business strategy, it is expected that we will acquire additional office space in the New York City metropolitan area.

LITIGATION

      We are not engaged in any litigation.

MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the condensed consolidated financial statements and related notes included elsewhere is this report. Except for the historical financial information contained herein, the matters discussed in this Form SB-2 may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such statements include declarations regarding the intent, beliefs or current expectations of the Company and our management. Such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. We undertake no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the dates hereof or to reflect the occurrence of unanticipated events. Important factors which could cause actual results to differ materially from those in the forward-looking statements, include but are not limited to: our short operating history which makes it difficult to predict our future results of operations; the dependence of our revenue upon factors outside of our control, that is, when tax lien certificates will be redeemed; our history of operating losses and expected future losses which could impede our ability to address the risks and difficulties encountered by companies in new and rapidly evolving markets; our future operating results could fluctuate which may cause volatility or a decline in the price of our stock.

      We are currently in the development stage and in the process of raising capital. All activity to date has been related to its formation and the acquisition of our J. Adams Holdings, Inc. subsidiary and the two properties that it owns. Our ability to commence full operations is contingent upon obtaining adequate financial resources other than through this Offering.

TOTAL REVENUE.

We had no revenue for the year ended 2003. Although the Company currently owns two properties in Reading, PA, no revenue has been generated from these properties and there will be no revenue from the properties until they are rented or sold.

OPERATING EXPENSES.

Operating expenses for the year ended 2003 were $50,300 which was composed of salary and consulting expenses. As of December 31, 2003, we had not incurred any other material costs or expenses.

LIQUIDITY AND CAPITAL RESOURCES

Since our inception, we have not raised any capital but may need to seek capital in the future to sustain our operations and execute on our business plans.

Our capital requirements are dependent on several factors, including the costs of tax lien certificates acquired, the timing of redemptions of tax lien certificates and the timing of the sale of properties acquired by the Company through foreclosure. We believe that cash generated from operations may not be sufficient to fund our ongoing operations through the next twelve months. Efforts are underway to secure additional financing to enable us to meet our obligations, as execution of our business plan may require additional capital to fund. We currently have no financing agreements in place for potential sources of financing and there can be no assurance that we will be able to successfully raise such additional funds or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be dilutive to our current stockholders. The incurrence of indebtedness would result in an increase in our fixed obligations and could result in borrowing covenants that would restrict our operations. There can be no assurance that financing will be available in sufficient amounts or on terms acceptable to us, if at all. If financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our products or services. In addition, we may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on our business, results of operations and financial condition Lack of additional funds will materially affect our business and may cause us to cease operations. Consequently, stockholders could incur a loss of their entire investment in us.

      Our financial statements were prepared on the assumption that we will continue as a going concern. The report of our independent accountants for the year ended December 31, 2003 acknowledges that we have incurred losses in each of the last fiscal years and that we will require additional funding to sustain our operations. These conditions cause substantial doubt as to our ability to continue as a going concern. Our financial statements included herein do not include any adjustments that might result should we be unable to continue as a going concern.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

      The following table includes the names, ages and positions of our directors and executive officers as of March 31, 2004. A summary of the background and experience of each of these individuals immediately follows the table.

Our directors and executive officers are:

Name                Age    Position
----------------    ---    -----------------------------------------------
Richard Miller      43     Chief Executive Officer, President Director and
                           Chairman of the Board of Directors Secretary and acting Chief Financial Officer

      All directors hold office until the next annual meeting of stockholders and until their successors are duly elected or until their earlier resignation or removal. Officers are appointed to serve, subject to the discretion of the Board of Directors, until their successors are appointed. There are no family relationships among any of our directors and officers.

      Our directors receive no cash compensation for their services as directors. Our policy is to reimburse non-employee directors for expenses actually incurred in connection with attending meetings of our board of directors. Directors and executive officers are also eligible for stock and option grants under our stock option plans as determined by our board of directors.

RICHARD MILLER
CHIEF EXECUTIVE OFFICER, DIRECTOR AND CHAIRMAN

Since 1991, Mr. Miller has been a private investor in both equities and real estate. Prior to 1991, Mr. Miller was a vice president of equity investments at Bear Stearns and LF Rothchild. He received a B.S. degree in Economics from New York University in 1981.

EXECUTIVE COMPENSATION

      The following table sets forth the cash and other compensation we paid during the last fiscal year to our chief executive officer, president and other individuals who served as executive officers and whose total compensation was $100,000 or more.

SUMMARY COMPENSATION TABLE

Compensation in 2003

      The annual base salary as of December 31, 2003 and stock options granted to Mr. Miller during the period from inception December 31, 2003 are set forth in the following table:

Name and Principal Position    Annual Compensation (1)   Long-Term Compensation Awards
---------------------------    -----------------------   -----------------------------
                               Salary        Cash Paid    Options           Warrants
                               ------        ---------    -------           --------
Richard Miller                   0               0           0                  0

                              OPTION GRANTS IN 2003

      None of those persons listed in the previous table were granted options to purchase shares of our common stock during fiscal year 2003

EMPLOYMENT AGREEMENTS

      We have no employment contracts with our officers.

EMPLOYEE STOCK PLANS

      On November 1, 2003, the Board of Directors adopted the Company's "2003 Compensation Benefit Plan, under which the Company may issue stock, or grant options to employees, consultants, advisors, or other individuals. The total number of shares as to which the Company may issue or grant options under this plan is one and one half million (1,500,000). The Company has granted 1,200,000 shares under this plan as of March 31, 2004.

INDEMNIFICATION

      The Nevada Business Corporation Act provides that we may indemnify our directors, officers, employees and other agents, and persons who serve at our request as directors, officers, employees or other agents of another corporation. Subject to Nevada law, our officers and directors are not personally liable for monetary damages resulting from breaches of their fiduciary duty unless:

      o the officer or director has breached his fiduciary duty of loyalty to us or our shareholders;

      o the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

      o for any transaction from which the director or officer derived an improper personal benefit.

      Our By-Laws also provide indemnification to our directors, officers, employees and agents, including claims brought under state or Federal Securities laws, to the full extent allowable under Florida law. We have also entered into indemnification agreements with our directors and executive officer providing, among other things, that we will provide defense cost against any such claims, subject to reimbursement in certain events.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 31, 2004, certain information concerning the beneficial ownership of each class of our voting stock held by:

      o each beneficial owner of 5% or more of our voting stock, based on reports filed with the SEC and certain other information;

      o     each of our directors;

      o     each of our executive officers; and

      o     all executive officers and directors as a group.

                                     Amount and Nature of Beneficial        Percent of Common
Name and Address(1)                   Ownership of Common Stock (2)         Stock Ownership(3)
-------------------                   -----------------------------         ------------------
Richard Miller                                  10,000,000                       82.98%

Officers and Directors as a Group               10,000,000                       82.98%
(one person)

(1) The address of each director, officer and principal stockholder is c/o SK Realty, Inc., 585 Stewart Avenue; Suite 760, Garden City, NY 11530.

(2) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined upon the exercise of options, warrants or convertible securities.

(3) Each beneficial owner's percentage ownership is determined by assuming that stock options and warrants that are held by that person (but not those held by any other person) and which are exercisable within 60 days from the date on which beneficial ownership is to be determined have been exercised.

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

      There has been no established public trading market for the Company's common stock and, prior to the offering, there were not shares of the Company's common stock which would be available for sale in a public trading market. There is no current price quoted for the common stock There can be no assurance that a public trading market for the Company's common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. Although the Company intends to become eligible for quotation on the Over the Counter Bulletin Board by having a registered broker dealer submit a Form 15c211 with the National Association of Securities Dealers, there can be no assurance as to when the Company's common stock will be declared eligible for quotation on the OTCBB. In addition, while the Company's common stock may be eligible for quotation on the "Pink Sheets", the Company does not intend on pursuing having its common stock listed for quotation on the Pink Sheets. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTCBB and as a result, an investor may find it difficult to dispose of any Shares purchased hereunder.

NUMBER OF SHAREHOLDERS AND TOTAL OUTSTANDING SHARES

      As of March 31, 2004, there were approximately 325 holders of record of our common stock and approximately shares issued and outstanding.

DIVIDENDS

      We have paid no dividends on our shares of common stock and we have no current intentions to pay dividends on our shares of common stock in the future. Any future determination to pay cash dividends on our shares of common stock will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other relevant factors.

DESCRIPTION OF SECURITIES

      We have summarized below the material provisions of our Articles of Incorporation, Bylaws and other instruments defining the rights of our securities holders. Our summary may not contain all of the information that is important to you. See "Where To Find Additional Information" for information about how to obtain a copy of the documents we refer to in this section.

AUTHORIZED CAPITAL STOCK

      Under our Articles of Incorporation, we are authorized to issue up to three hundred ten million (310,000,000) shares of stock consisting of the following:

      Three hundred million shares of common stock

      Ten million shares of preferred stock

COMMON STOCK

      Shares of our common stock are not redeemable, do not have any conversion rights and are not subject to call. Holders of shares of our common stock have no preemptive, redemption, conversion or other subscription rights and are entitled to one vote per share on any matter submitted to a vote of our shareholders. Cumulative voting is prohibited in the election of directors. This means that the holders of a majority of the outstanding shares of common stock, voting for the election of directors, can elect all of our directors. In such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of shares of common stock are entitled to receive dividends, if any, as and when declared from time to time by our board of directors, out of legally available funds, but subject to the prior payment of dividends to the holders of any outstanding shares of preferred stock. Subject to the rights of the holders of preferred stock, if any, upon liquidation dissolution or winding up of our affairs, the holders of shares of our common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of all shares of our common stock. The shares of our common stock currently outstanding are validly issued, fully paid and non-assessable.

PREFERRED STOCK

      Our Articles of Incorporation authorize our board of directors to issue up to 10,000,000 shares of preferred stock, $0.0001 par value per share. We may issue the preferred stock in one or more classes or series. Each class or series will have the voting rights, designations, preferences and relative rights as fixed by resolution of our board of directors, without the consent of our shareholders. Our preferred stock may rank senior to our common stock as to dividend rights, liquidation preferences, or both. Our preferred stock may also have extraordinary or limited voting rights.

LEGAL MATTERS

      The validity of the issuance of the warrants and common stock offered pursuant to this prospectus is being passed upon for us by Paul Goodman, Esq.

EXPERTS

      Our financial statements from inception through December 31, 2003 were audited by HJ & Associates, LLC independent certified public accountants, as set forth in their report appearing elsewhere in this prospectus and in the registration statement. Our financial statements are included in this prospectus in reliance upon such reports given upon the authority of HJ & Associates, LLC as experts in auditing and accounting.

WHERE TO FIND ADDITIONAL INFORMATION

      We have filed with the SEC a registration statement on Form SB-2 in connection with the securities offered under this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement or in the exhibits to the registration statement. For further information you may read and copy documents at the public reference room of the SEC at 450 5th Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC charges a fee for copies. Copies of this material should also be available through the Internet at the SEC EDGAR Archive, the address of which is http://www.sec.gov.

                         INDEX TO FINANCIAL INFORMATION

Item                                                                        Page
----                                                                        ----
Independent Auditors' Report.................................................F-2

Balance Sheet as of December 31, 2003........................................F-3

Statements of Operations and Other Comprehensive Loss
for the year ended December 31, 2003.........................................F-4

Statements of Stockholder's Equity (Deficit)
for the year ended December 31, 2003.........................................F-5

Statements of Cash Flows
for the year ended December 31, 2003.........................................F-6

Notes to the Consolidated Financial Statements for
for the year ended December 31, 2003.........................................F-8

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
SK Realty Ventures, Inc. and Subsidiary
(A Development Stage Company)
Old Brookville, New York

We have audited the accompanying consolidated balance sheet of SK Realty Ventures, Inc. and subsidiary (a development stage company) as of December 31, 2003 and the related consolidated statements of operations and other comprehensive loss, stockholders' equity, and cash flows for the year ended December 31, 2003 and from the date of inception on August 1, 2003 through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SK Realty Ventures, Inc. and subsidiary (a development stage company) as of December 31, 2003 and the results of their operations and other comprehensive loss and their cash flows for the year ended December 31, 2003 and from the date of inception on August 1, 2003 through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has generated significant losses from operations which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ & Associates, LLC
Salt Lake City, Utah
March 9, 2004

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                           Consolidated Balance Sheet

                                     ASSETS

                                                                       December 31,
                                                                           2003
                                                                       ------------
CURRENT ASSETS

   Cash                                                                 $      --
   Marketable securities (Note 5)                                          26,250
                                                                        ---------

     Total Current Assets                                                  26,250
                                                                        ---------

OTHER ASSETS

   Tax deeds (Note 8)                                                      11,000
                                                                        ---------

     Total Other Assets                                                    11,000
                                                                        ---------

     TOTAL ASSETS                                                       $  37,250
                                                                        =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

     Total Current Liabilities                                          $      --
                                                                        ---------

STOCKHOLDERS' EQUITY

   Preferred stock; 10,000,000 authorized at $0.0001 par value                 --
   Common stock; 300,000,000 shares authorized at $0.0001 par value;
   12,050,000 shares issued and outstanding                                 1,205
   Additional paid-in capital                                             187,326
   Deferred consulting expense                                            (89,581)
   Subscription receivable                                                   (150)
   Other comprehensive loss                                               (11,250)
   Deficit accumulated during the development stage                       (50,300)
                                                                        ---------

     Total Stockholders' Equity                                            37,250
                                                                        ---------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $  37,250
                                                                        =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
       Consolidated Statements of Operations and Other Comprehensive Loss

                                                                           From
                                                                        Inception on
                                                      For the            August 1,
                                                     Year Ended           2003 to
                                                    December 31,        December 31,
                                                        2003                2003
                                                    -----------         -----------
REVENUES                                            $        --         $        --
                                                    -----------         -----------

EXPENSES                                                     --                  --

   Salary and consulting expense                         50,300              50,300
                                                    -----------         -----------

NET LOSS                                                (50,300)        $   (50,300)
                                                    -----------         -----------

OTHER LOSS

   Change in marketable securities valuation            (11,250)
                                                    -----------

TOTAL COMPREHENSIVE LOSS                            $   (61,550)
                                                    ===========

BASIC LOSS PER SHARE                                $     (0.01)
                                                    ===========

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                   4,990,355
                                                    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 Consolidated Statement of Stockholders' Equity

                                                                                                        Deficit
                                                                                                      Accumulated
                                          Preferred Stock           Common Stock        Additional   During the
                                     -----------------------   -----------------------    Paid-in     Development
                                       Shares       Amount       Shares       Amount      Capital        Stage
                                     ----------   ----------   ----------   ----------   ----------   ----------
Balance, December 8, 2003                    --   $       --           --   $       --   $       --   $       --

August 1, 2003, Shares issued
  to founders for services                   --           --   10,000,000        1,000        9,000           --

August 1, 2003, shares issued
  to acquire tax deeds at $0.01
  per share                                  --           --    1,800,000          180       10,970           --

August 1, 2003, shares issued
  for legal services at $0.20
  per share                                  --           --       50,000            5        9,955           --

November 15, 2003, shares issued
  for marketable securities at
  $0.188 per share                           --           --      200,000           20       37,480           --

November 15, 2003, options granted
  for consulting services                    --           --           --           --      119,881           --

Net loss for the year ended
 December 31, 2003                           --           --           --           --           --      (50,300)
                                     ----------   ----------   ----------   ----------   ----------   ----------

Balance, December 31, 2003           $       --   $       --   12,050,000   $    1,205   $  187,326   $  (50,300)
                                     ==========   ==========   ==========   ==========   ==========   ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows

                                                                         From
                                                                      Inception on
                                                       For the         August 1,
                                                      Year Ended        2003 to
                                                      December 31,    December 31,
                                                         2003            2003
                                                       --------        --------

CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                            $(50,300)       $(50,300)
   Adjustments to reconcile net loss to net cash
    used by operating activities:
     Stock issued for services                           20,000          20,000
     Amortization of deferred consulting expense         30,300          30,300
     Changes in operating assets and liabilities:
     Increase in accrued expenses                            --              --
                                                       --------        --------

   Net Cash Used by Operating Activities                     --              --
                                                       --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES                         --              --
                                                       --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES                         --              --
                                                       --------        --------

INCREASE IN CASH                                             --              --

CASH AT BEGINNING OF PERIOD                                  --              --
                                                       --------        --------

CASH AT END OF PERIOD                                  $     --        $     --
                                                       ========        ========

SUPPLEMENTAL CASH FLOW INFORMATION

   Cash paid for interest                              $     --        $     --
   Cash paid for income taxes                          $     --        $     --

NON-CASH INVESTING AND FINANCING ACTIVITIES

   Stock for assets                                    $ 48,650        $ 48,650
   Stock issued for services                           $ 20,000        $ 20,000

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2003

NOTE 1 - ORGANIZATION AND CORPORATE HISTORY

      The Company was incorporated on August 1, 2003, under the name of SK Realty Ventures, Inc. Since its inception the Company has not engaged in a significant business activity and is considered to be a development stage company. The articles of incorporation of the Company state that its purpose is to engage in the business of making investments and acquisition of assets, properties and businesses and to engage in any and all other lawful business.

      On August 15, 2003 the Company acquired all of the outstanding shares of J Adams Holdings, Inc. (J Adams). J Adams was incorporated in Delaware on May 3, 2002. In November J Adams acquired the Tax Deeds assets (Note 8). J Adams had no other activity.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a. Recognition of Income

      The Company recognizes income and expenses on the accrual basis of accounting. The fiscal year of the Company ends on December 31.

      b. Basic Income Per Share

      The computation of basic income per share of common stock is based on the weighted average number of shares issued and outstanding during the period of the financial statements as follows:

                                                                    December 31,
                                                                        2002
                                                                    ------------

      Numerator - (loss)                                            $  (61,550)
      Denominator - weighted average number of
        shares outstanding                                           4,990,355
                                                                    ----------

      Loss per share                                                $    (0.01)
                                                                    ==========

      c. Provision for Taxes

      Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Net deferred tax asset consists of the following components as of December 31, 2003 :

                                                                          2003
      Deferred tax assets
      NOL Carryover                                                     $    --
                                                                        -------
      Deferred tax liabilities                                               --

      Valuation allowance                                                    --
                                                                        -------

      Net deferred tax asset                                            $    --
                                                                        =======

      The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2003 due to the following:

                                                                         2003
                                                                       --------
      Book Loss                                                        $(15,717)
      Accrued compensation                                               15,717
      Valuation allowance                                                    --
                                                                       --------

                                                                       $     --
                                                                       ========

      At December 31, 2003, the Company had no net operating loss carryforwards that may be offset against future taxable income.

      Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

      d. Cash and Cash Equivalents

      The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

      e. Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2003

NOTE 3- GOING CONCERN

      The financial statements are presented on the basis that the Company is a going concern. A going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has incurred significant losses from operations, which raise substantial doubt about its ability to continue as a going concern.

      Management is presently pursuing additional financing through borrowing and issuing shares to pay for expenses. The ability of the Company to achieve its operating goals and to obtain such additional finances, however, is uncertain. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

NOTE 4- NEWLY ISSUED ACCOUNTING PRONOUNCMENTS

      The Company adopted the provisions of FASB Statement No. 143, "Accounting for Asset Retirement Obligations," FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," FASB Statement No.145, "Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections," FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," FIN 44, "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25)," and FASB Statement No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9." The effect of these adopted provisions on the Company's financial statements was not significant.

      In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" (SFAS 148). SFAS 148 is effective for fiscal years beginning after December 15, 2003. The Company is currently reviewing SFAS 148.

NOTE 5 - INVESTMENT IN MARKETABLE EQUITY SECURITIES

              The following is a summary of the Company's investment in available-for-sale securities as of December 31, 2003:

                                             Available-for-Sale
                                  -------------------------------------------
                                     Gross         Gross
                                  Unrealized     Unrealized            Fair
                                     Gains         Losses              Value
                                  ----------     ----------           -------

Equity securities - free trading      $--          $11,250            $26,250
Equity securities - restricted        $--          $    --            $    --

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2003

NOTE 5 - INVESTMENT IN MARKETABLE EQUITY SECURITIES (Continued)

      Changes in the unrealized gain (loss) on available-for-sale securities during the years ended December 31, 2003 reported as a separate component of stockholders' equity are as follows:

                                                                      For the
                                                                    Year Ended
                                                                    December 31,
                                                                       2003
                                                                     --------
              Beginning balance                                      $     --

              Increase in unrealized holding gains (losses)           (11,250)
                                                                     --------

              Ending balance                                         $(11,250)
                                                                     ========

NOTE 6 - PREFERRED STOCK

      The Company has authorized up to 10,000,000 shares of preferred stock with a par value of $.0001 per share. The preferred stock can be issued in various series with varying dividend rates and preferences. At December 31, 2003, there are no issued series or shares of preferred stock.

NOTE 7 - OUTSTANDING STOCK OPTIONS

      FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which was amended by SFAS No. 148 requires the Company to provide proforma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimated the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following assumptions used for grants during 2003: dividend yield of zero percent, expected volatility of 13.12 percent, risk-free interest rate of 2.625 percent, and expected life of 0.25 years. As a result of applying SFAS No. 123, the Company incurred an expense for services rendered by non-employees, which is included in salary and consulting expense on the statement of operations for the year ended December 31, 2003.

      On November 1, 2003, the Board of Directors of the Company adopted "The 2003 Compensation Benefit Plan, under which the Company may issue stock, or grant options to employees, consultants, advisors, or other individuals. The total number of shares as to which the Company may issue or grant options under this plan is one and one half million (1,500,000). The Company has granted 1,200,000 shares under this plan.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2003

NOTE 7 - OUTSTANDING STOCK OPTIONS (Continued)

      A summary of the status of the Company's stock option plan as of December 31, 2003 and changes during the year is presented below:

                                                                           Weighted
                                                                           Average
                                                             Shares     Exercise Price
                                                             ------     --------------
Outstanding, August 1, 2003
    Granted                                                 1,200,000      $0.0001
    Canceled/Expired                                               --      $     -
    Exercised                                                      --      $0.0001
                                                            ---------      -------

Outstanding, December 31, 2003                              1,200,000
                                                            =========

Exercisable, December 31, 2003                                600,000
                                                            =========

NOTE 8- TAX DEEDS

      The Company, through it wholly owned subsidiary, obtained ownership of two pieces of property in Reading, PA by bidding and paying back taxes on the county's tax sale of the property. The value of the property is the cost paid to the county to obtain the rights to the property.

ITEM 27. EXHIBITS

Exhibit
Number    Document
-------   ------------------------
3.1       Articles of Incorporation of SK Realty Ventures, Inc.
3.2       By-laws
5.1       Legal Opinion of Paul Goodman, Esq
21        Subsidiaries of Registrant
23.       Consent of HJ & Associates, LLC
24        Power of Attorney (included in Part II of the Registration Statement)

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any additional or changed material information on the plan of distribution.

      2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Garden City, State of New York, on the 21st day of April, 2004.

                                        SK Realty Ventures, Inc.
                                        a Nevada corporation (Registrant)


                                        By: /s/ Richard Miller
                                           -------------------------------------
                                           Richard Miller
                                           Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Richard Miller, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 21st day of April, 2004 by the following persons in the capacities indicated.

Signature                               Title
--------                                --------

/s/ Richard Miller                      Chief Executive Officer, President,
                                        Acting Chief Financial Officer and
                                        Director

                                  EXHIBIT INDEX

3.1   Articles of Incorporation of SK Realty Ventures, Inc.

3.2   By-laws

3.3   Sample Stock Certificate of the Registrant

5.1   Legal Opinion of Paul Goodman, Esq

21    Subsidiaries of Registrant

23    Consent of HJ & Associates, LLC

24    Power of Attorney (included in Part II of the Registration Statement)